SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 18, 2005 (July 13, 2005)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street Niagara Falls, NY (Seneca Nation Territory)	14303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On July 14, 2005, Seneca Territory Gaming Corporation (“STGC”) entered into a construction management agreement, dated as of July 14, 2005, with Seneca Construction Management Corporation (“SCMC”), a wholly owned corporation of the Seneca Nation of Indians, to manage the construction of a new 220-room hotel and casino at Seneca Allegany Casino in Salamanca, New York.  A copy of the construction management agreement is attached to this Current Report as Exhibit 10.1.

Item 1.02               Termination of a Material Definitive Agreement.

STGC and Klewin Gaming & Hospitality, Inc. (“Klewin”) have come to a mutual letter of agreement, effective July 13, 2005, to terminate the design/construction agreement entered into by the parties on September 1, 2004 for the construction of Seneca Allegany Casino’s 220-room hotel and casino.  Pursuant to the terms of the agreement, STGC paid all amounts payable to Klewin through May 31, 2005 and SCMC shall purchase certain equipment and materials already purchased by, and hire certain employees already hired by, Klewin in connection with the Seneca Allegany Casino Hotel project. A copy of the letter of agreement is attached to this Current Report as Exhibit 10.2.

Item 9.01               Financial Statements and Exhibits.

The following exhibits are filed as a part of this Current Report on Form 8-K:

(c)           Exhibit

10.1         Construction Management Agreement with Seneca Construction Management Corporation

10.2         Letter of Agreement with Klewin Gaming & Hospitality, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date:	July 18, 2005	/s/ Barry W. Brandon
		Name:	Barry W. Brandon
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
No.	Description

10.1*	Construction Management Agreement with Seneca Construction Management Corporation

10.2*	Letter of Agreement with Klewin Gaming & Hospitality, Inc.

*Filed herewith